Exhibit 10.1(b)

November 6, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

d/b/a PSA HEALTHCARE

PEDIATRIC SERVICES OF AMERICA, INC.

PSA CAPITAL CORPORATION

310 Technology Parkway

Norcross, Georgia 30092-2929

To Whom It May Concern:

This Second Side Letter sets forth certain agreements related to that certain Asset Purchase Agreement, as amended, (hereinafter referred to as the “Agreement”), dated on even date with the Third Amendment to the Agreement, among Lincare Inc., a Delaware corporation (“Lincare”); Pediatric Services of America, Inc. d/b/a PSA Healthcare, a Delaware corporation; Pediatric Services of America, Inc., a Georgia corporation; and PSA Capital Corporation, a Delaware corporation (collectively, the “Company”). If a term is defined in the Agreement, it shall have the same meaning herein.

Pursuant to the Agreement, Company is to deliver each LeasePlan USA automobile, truck, or other vehicle included in the Assets free and clear of Encumbrances at the Closing. To ensure that these Assets are delivered free and clear as required, the parties agree that Lincare may withhold from the purchase price payment due pursuant to Paragraph 3.1(a) of the Agreement, the amount of Six Hundred Thousand Dollars ($600,000.00) until such time as these Assets are delivered free and clear of any Encumbrances. This amount shall be paid by Lincare to Company promptly after Company delivers competent written evidence that each automobile, truck, or other vehicle included in the Assets has been delivered free and clear of Encumbrances.

Pursuant to the Agreement, Company is to deliver oxygen tanks included in the Assets of the Business to Lincare free and clear of any encumbrances. The Company and Lincare agree that Lincare shall purchase, for an amount of Fifty Thousand Ten and 80/100 Dollars ($50,010.80), on Company’s behalf certain oxygen tanks as more fully described in Section 6(d) of the Third Amendment to the Agreement. Lincare and the Company agree that Lincare shall be entitled to deduct the amount of Fifty Thousand Ten and 80/100 Dollars ($50,010.80) from the purchase price payment due pursuant to Paragraph 3.1(a) of the Agreement, as payment by the Company for the oxygen tanks which Lincare purchased on the Company’s behalf.

The terms of the Agreement shall be deemed amended as necessary to give effect to the provisions of this letter agreement, and except as expressly set forth herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect. This side letter

Pediatric Services of America

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may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be deemed original signatures for the purpose of closing.

Very truly yours,

LINCARE INC.

By:	/s/ Paul Tripp
Paul Tripp
Title:	Acquisitions Attorney

AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

PEDIATRIC SERVICES OF AMERICA, INC. d/b/a PSA HEALTHCARE

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President and CEO

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President and CEO

PSA CAPITAL CORPORATION

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
Its:	President